Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

400 South Hope Street Suite 500 Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

Expedia, Inc.

(Exact name of obligor as specified in its charter)

Delaware	20-2705720
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
BedandBreakfast.com, Inc.	Colorado	45-0489609
CarRentals.com, Inc.	Nevada	35-2519390
Classic Vacations, LLC	Nevada	04-3612673
Cruise, LLC	Washington	47-3225083
EAN.com, LP	Delaware	42-1612329
Egencia LLC	Nevada	02-0629848
Expedia, Inc.	Washington	91-1996083
Expedia LX Partner Business, Inc.	Delaware	81-0854713
EXP Global Holdings, Inc.	Delaware	38-4000616
HomeAway Holdings, Inc.	Delaware	81-1215345
HomeAway Software, Inc.	Delaware	27-3481581
HomeAway.com, Inc.	Delaware	20-2208029
Hotels.com GP, LLC	Texas	75-2942059
Hotels.com, L.P.	Texas	75-2942061
Hotwire, Inc.	Delaware	74-2938016
HRN 99 Holdings, LLC	New York	13-4179783
Interactive Affiliate Network, LLC	Delaware	42-1612328
Neat Group Corporation	Delaware	01-0774064
O Holdings Inc.	Delaware	61-1463518
Orbitz Away LLC	Delaware	20-2420283
Orbitz Financial Corp.	Delaware	26-2353363
Orbitz For Business, Inc.	Delaware	20-5280097
Orbitz, Inc.	Delaware	52-2237052
Orbitz, LLC	Delaware	36-4349713
Orbitz Travel Insurance Services, LLC	Delaware	30-0452979
Orbitz Worldwide, Inc.	Delaware	20-5337455
Orbitz Worldwide, LLC	Delaware	26-0331198
OWW Fulfillment Services, Inc.	Tennessee	62-1149420
Travelscape, LLC	Nevada	88-0392667
Trip Network, Inc.	Delaware	22-3768144
WWTE, Inc.	Nevada	20-3014378

333 108th Avenue NE Bellevue, Washington	98004
(Address of principal executive offices)	(Zip code)

5.000% Senior Notes due 2026

and Guarantees of 5.000% Senior Notes due 2026

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 15th day of September, 2016.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Manjari Purkayastha
Name: Manjari Purkayastha
Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 500, Los Angeles, CA 90071

At the close of business June 30, 2016, published in accordance with Federal regulatory authority instructions.

Dollar amounts in thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	5,220
Interest-bearing balances	359,936
Securities:
Held-to-maturity securities	0
Available-for-sale securities	647,868
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	0
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	10,881
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	64,065
Other assets	128,760

Total assets	$2,073,043

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LIABILITIES

Deposits:
In domestic offices	525
Noninterest-bearing	525
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	284,265
Total liabilities	284,790
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,122,601
Not available
Retained earnings	663,308
Accumulated other comprehensive income	1,344
Other equity capital components	0
Not available
Total bank equity capital	1,788,253
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,788,253

Total liabilities and equity capital	2,073,043

I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty     )         CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President )
William D. Lindelof, Director )	Directors (Trustees)
Alphonse J. Briand, Director )

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